CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: May 17, 2022 03:09 PM Pacific Time

Incorporation Number: **BC1137045**

Recognition Date and Time: *Incorporated on October 10, 2017 03:40 PM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

BRUUSH ORAL CARE INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
210 - 128 WEST HASTINGS STREET
VANCOUVER BC V6B 1G8
CANADA

Delivery Address:
210 - 128 WEST HASTINGS STREET
VANCOUVER BC V6B 1G8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
10TH FLOOR, 595 HOWE STREET
VANCOUVER BC V6C 2T5
CANADA

Delivery Address:
10TH FLOOR, 595 HOWE STREET
VANCOUVER BC V6C 2T5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Besharat, Kia

Mailing Address:
HARBOUR GREEN 2
1402-1139 WEST CORDOVA STREET
VANCOUVER BC V6C 0A2
CANADA

Delivery Address:
HARBOUR GREEN 2
1402-1139 WEST CORDOVA STREET
VANCOUVER BC V6C 0A2
CANADA

Last Name, First Name, Middle Name:
MANHAS, ANEIL SINGH

Mailing Address:
1502-1280 RICHARDS STREET
VANCOUVER BC V6B 1S2
CANADA

Delivery Address:
1502-1280 RICHARDS STREET
VANCOUVER BC V6B 1S2
CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

December 21, 2018
June 21, 2019

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Class A Voting Common Shares	Without Par Value With Special Rights or Restrictions attached
2.	No Maximum	Class B Non-Voting Common Shares	Without Par Value With Special Rights or Restrictions attached